UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2007
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483

(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	No.)

8 Brisel Street Industrial Zone Sderot, Israel

(Address of principal executive offices and zip code)

(011) 972-8-689-1611

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

See Item 4.02(a).

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) In connection with a periodic review by the staff of the Securities and Exchange Commission (“SEC”) of the annual report on Form 10-KSB for the year ended December 31, 2006 (the “2006 Form 10-KSB”), of Defense Industries International, Inc. (the “Company”), the Company and the SEC staff discussed the classification of the Company’s purchases and sales of trading securities in cash flows from investing activities in its Consolidated Statements of Cash Flows. It was determine that the related cash flows are more appropriately reported as cash flows from operating activities. In addition the Company and the SEC staff discussed the information disclosed in the Notes to the Company’s Consolidated Financial Statements, under Note 15, Segment Information and Concentrations. It was determined to add financial data based on geographic areas to the Company’s Note 15.

Furthermore, the Company and the SEC staff discussed the effect of the adoption of FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” for the first time at January 1, 2007, resulted in a cumulative-effect adjustment to the opening balance of retained earnings, liabilities and equity, in the interim financial statements on Form 10-QSB for the three months period ended March 31, 2007 and the six months period ended June 30, 2007, in respect of warrants issued by the Company, which include a registration payment arrangement.

Following these discussions, management recommended to the Company’s Board of Directors that it should restate its Consolidated Statements of Cash Flows for the year ended December 31, 2006 by reclassifying purchases and sales of trading securities to be included in cash flows from operating activities. Consequently, this reclassification will result in a change to cash flows from operating activities with an equal and off-setting impact to cash flows from investing activities. Management also recommended to the Company’s Board of Directors that it should amend its Notes to Consolidated Financial Statements for the year ended December 31, 2006, by adding financial data related to sales based on geographic areas to the Company’s Note 15, Segment Information and Concentrations.

In addition, management recommended to the Company’s Board of Directors that it should restate its Condensed Balance Sheets in its interim financial statements on Form 10-QSB for the three months period ended March 31, 2007 and the six months period ended June 30, 2007 by reclassifying the Company’s warrants as an equity instrument, as a result of the first-time adoption of FSP EITF 00-19-2. Consequently, this reclassification will result in elimination of the change in the fair value previously recognized in the profit and loss account.

On November 11, 2007, following discussions with management, the Company’s Board of Directors determined that the previously filed consolidated financial statements for the fiscal year ended December 31, 2006, included in the Company’s 2006 Form 10-KSB and Form 10-KSB/A, and the unaudited condensed consolidated financial statements for the three months ended March 31, 2007 and the six months ended June 30, 2007, included in the Company’s quarterly reports on Form 10-QSB and on Form 10-QSB/A for the quarters ended March 31, 2007 and June 30, 2007, should no longer be relied on because of the need to restate certain items set forth therein. The restatements to the financial statements for the fiscal year ended December 31, 2006 will be reflected in an annual report on Form 10-KSB/A for the year ended December 31, 2006, and the restatements to the unaudited condensed consolidated financial statements for the three months ended March 31, 2007 and the six months ended June 30, 2007 will be reflected in quarterly reports on Form 10-QSB/A for the quarters ended March 31, 2007 and June 30, 2007, which the Company intends to file shortly subsequent to this report.

These restatements did not have any impact on the Company’s previously reported overall net change in cash and cash equivalents in its consolidated statements of cash flows for any period presented. These restatements also did not have an impact on net income or net income per share in the previously reported consolidated statements of operations for the fiscal year ended December 31, 2006, nor was there any effect on the previously reported consolidated balance sheets as of December 31, 2006, the previously reported consolidated statements of shareholders’ equity for the year ended December 31, 2006.

Management and the Company’s Board of Directors discussed these matters with the Company’s independent registered public accounting firm, Virchow, Krause & Company, LLP, and its former independent registered public accounting firm, Weinberg & Company, P.A.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2007.	Defense Industries International, Inc. (Registrant) By: /s/ Baruch Tosh —————————————— Baruch Tosh President